SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of November 2, 2006 by and between The Bralorne Mining Company, a Nevada corporation (hereinafter referred to as "Bralorne") and Guan Da Wei, the sole shareholder of Gold Profit (Asia) Group Limited, a British Virgin Islands corporation (hereinafter referred to as the "Gold Profit Shareholder").

WHEREAS, Gold Profit (Asia) Group Limited (“Gold Profit”) owns one hundred percent (100%) of the issued and outstanding capital stock of Bejing Quan Tong Chang Information Service Limited, a corporation organized under the laws of the People’s Republic of China (“Beijing QTC”); and

WHEREAS, the Gold Profit Shareholder owns all of the issued and outstanding capital stock of Gold Profit; and

WHEREAS, the Gold Profit Shareholder desires to transfer the capital stock of Gold Profit to Bralorne and Bralorne desires to acquire the shares.

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Bralorne, Gold Profit or Beijing QTC.

b.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

d.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

e.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Share Exchange.

a.

On the Closing Date (defined herein), the Gold Profit Shareholder shall transfer and assign to Bralorne all of the issued and outstanding capital stock of Gold Profit.  The Gold Profit Shareholder represents and warrants that upon delivery to Bralorne of certificates for said shares, all right, title and interest in said shares will be transferred to Bralorne free of Liens, claims and encumbrances.

b.

On the Closing Date, Bralorne shall issue to the Gold Profit Shareholder a total of forty million (40,000,000) shares of common stock.  Bralorne warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.

c.

 The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Bralorne to the Gold Profit Shareholder shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.

Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for Bralorne, simultaneously with the execution of this Agreement (the “Closing Date”).

4.

Warranties and Representations of Gold Profit Shareholder   In order to induce Bralorne to enter into this Agreement and to complete the transaction contemplated hereby, the Gold Profit Shareholder warrants and represents to Bralorne that:

a.

Organization and Standing - Gold Profit.  Gold Profit is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to carry on its business as now conducted. The copies of the Articles of Association and Memorandum of Association of Gold Profit previously delivered to Bralorne are true and complete as of the date hereof.

b.

Capitalization - Gold Profit.  Gold Profit’s entire authorized capital stock consists of 1000 ordinary shares, $1.00 par value, of which all 1000 shares are issued and outstanding.  There are no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Gold Profit or the Gold Profit Shareholder is bound, calling for the issuance of any additional equity securities of Gold Profit.  All of the outstanding Gold Profit Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.

Ownership of Gold Profit Shares. The Gold Profit Shareholder is the sole owner of the outstanding shares of Gold Profit Ordinary Stock.  By the transfer of the Gold Profit Ordinary  Stock to Bralorne pursuant to this Agreement, Bralorne will acquire good and marketable title to 100% of the capital stock of Gold Profit, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Gold Profit Ordinary Shares will not have been registered under the Securities Act of 1933, or any applicable state securities laws.

d.

Business Operations and Liabilities – Gold Profit. Gold Profit has conducted no business operations other than the acquisition of ownership of the capital stock of Beijing QTC.  Gold Profit has no liabilities other than liabilities incurred in the ordinary course that do not exceed $ 10,000 on the Closing Date.

e.

Organization and Standing – Beijing QTC.  Beijing QTC is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.  Beijing QTC has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this agreement.

f.

Capitalization - Beijing QTC.  The registered capital of Beijing QTC is 500,000 RMB, all of which is owned by Gold Profit.  Except for the registered capital that is owned by Gold Profit, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Beijing QTC or Gold Profit is bound, calling for the issuance of any additional equity securities of Beijing QTC.

g.

Financial Statements.  The Gold Profit Shareholder has delivered to Bralorne (i) the financial statements of Beijing QTC for the period ending June 30, 2006 and for the years ended December 31, 2005, 2004 and 2003 (all three documents being the “Beijing QTC Financial Statements”) and (ii) the financial statements of Gold Profit for the period from Inception to August 31, 2006 (the “Gold Profit Financial Statements”).  The Beijing QTC Financial Statements and the Gold Profit Financial Statements have been prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition of Beijing QTC and Gold Profit as of the dates thereof.   The financial statements of Beijing QTC for the years ended December 31, 2005, 2004 and 2003 and the Gold Profit Financial Statements have been reported on by an independent accountant registered with the PCAOB.

h.

Absence Of Certain Changes Or Events.  Since June 30, 2006, there has not been (A) any material adverse change in the business, operations, properties, assets, or condition of Beijing QTC or (B) any damage, destruction, or loss to Beijing QTC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Beijing QTC; and Beijing QTC has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Beijing QTC.

i.

Ownership of Assets.  Except as specifically identified in the Beijing QTC Financial Statements, Beijing QTC has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any:  its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by  Beijing QTC as of this date.  Except in the ordinary course of its business, Beijing QTC has not disposed of any such asset since June 30, 2006.

j.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Gold Profit or Beijing QTC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

k.

Taxes.  Each of Gold Profit and Beijing QTC has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Gold Profit or Beijing QTC other than Liens for taxes not yet due and payable.

l.

Pending Actions.  There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Gold Profit, Beijing QTC, or against Beijing QTC’s Officers or Directors or the Gold Profit Shareholder that arose out of their operation of Beijing QTC.  Neither Gold Profit, Beijing QTC, nor the Gold Profit Shareholder is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Beijing QTC or Gold Profit.

m.

No Debt Owed to Gold Profit Shareholders.  Neither Gold Profit nor Beijing QTC owes any money, securities, or property to the Gold Profit Shareholder or any member of his family or to any company controlled by or under common control with such a person, directly or indirectly.

n.

Intellectual Property And Intangible Assets.

To the knowledge of the Gold Profit Shareholder, Beijing QTC has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Beijing QTC has not received any written notice that the rights of any other person are violated by the use by Beijing QTC of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Gold Profit Shareholder, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

o.

Validity of the Agreement.  This Agreement has been duly executed by the Gold Profit Shareholder and constitutes his valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association of either Gold Profit or Beijing QTC, or any material agreement or undertaking, oral or written, to which Gold Profit or Beijing QTC or the Gold Profit Shareholder is a party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by  Beijing QTC can continue to be so conducted after completion of the transaction contemplated hereby.

p.

Compliance with Laws.  Beijing QTC's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Beijing QTC is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Beijing QTC holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.

Warranties and Representations of Bralorne.  In order to induce the Gold Profit Shareholder to enter into this Agreement and to complete the transaction contemplated hereby, Bralorne warrants and represents to the Gold Profit Shareholder that:

a.

Organization and Standing.  Bralorne is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted. The copies of the Articles of Incorporation and Bylaws of Bralorne previously delivered to the Gold Profit Shareholder are true and complete as of the date hereof.

b.

Capitalization.  Bralorne's entire authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. At the Closing, prior to the issuance of shares to the Gold Profit Shareholder, there will be 11,040,050 shares of Bralorne Common Stock issued and outstanding.  At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Bralorne is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

c.

Corporate Records.  All of Bralorne's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

d.

Bralorne Financial Condition.  On the Closing Date, Bralorne will have no liabilities of any kind or nature, fixed or contingent.

e.

Significant Agreements.  At the Closing, Bralorne will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind.

f.

Taxes.  Bralorne has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Bralorne other than Liens for taxes not yet due and payable.

g.

Pending Actions.  There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Bralorne or against Bralorne’s former Officers or Directors that arose out of their operation of Bralorne.  Bralorne is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

h.

Validity of the Agreement.  All corporate and other proceedings required to be taken by Bralorne in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Bralorne, and constitutes a valid and binding obligation of Bralorne, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Bralorne's Articles of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Bralorne is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

i.

Trading Status.  Bralorne’s common stock is listed for quotation on the OTC Bulletin Board, with the symbol “BLNM.” To the knowledge of Barlone, Barlone has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

j.

SEC Status.

The common stock of Bralorne is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Bralorne has filed all reports required by the applicable regulations of the SEC.

k.

Compliance with laws.  Bralorne’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Bralorne is not in violation of any Applicable Law.

6.

Deliveries at Closing

a.

At the Closing the Gold Profit Shareholder shall deliver to Bralorne the following:

A.

A certificate of good standing of Gold Profit in the British Virgin Islands issued within seven days prior to the Closing Date.

B.

Certificates for the outstanding shares of Gold Profit duly endorsed for transfer to Bralorne.

b.

At the Closing, Bralorne shall deliver to the Gold Profit Shareholder the following:

A.

A certificate of good standing of Bralorne in the State of Nevada issued within seven days prior to the Closing Date.

B.

Certificates for forty million (40,000,000) shares of Bralorne common stock in the name of Gold Profit Shareholder.

C.

A certification signed by the Secretary of Bralorne attesting to the adoption and continuing effectiveness of resolutions of the Bralorne Board of Directors (i) ratifying and approving this Agreement, and (ii) electing Guan Da Wei to the Bralorne Board of Directors effective on the completion of the Closing.

D.

All books and records of Bralorne.

7.

Restriction on Resale. The Bralorne Common Shares to be issued by Bralorne to the Gold Profit Shareholder hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Bralorne receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Bralorne, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Gold Profit Shareholder pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR BRALORNE MINING COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BRALORNE MINING COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.

Applicable Law.    This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

9.

Assignment; Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees.  This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

10.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

THE BRALORNE MINING COMPANY

By: /s/ Zhang Feng Ming

      Zhang Feng Ming, Chief Executive Officer

/s/ Guan Da Wei

Guan Da Wei